Exhibit 99.2

Consolidated and Combined Financial Statements
and Supplementary Information

September 30, 2024

armanino

TABLE OF CONTENTS

Page No.
Independent Auditor’s Report	1 - 2

Consolidated and Combined Balance Sheet	3

Consolidated and Combined Statement of Income	4

Consolidated and Combined Statement of Changes in Members’ Equity	5

Consolidated and Combined Statement of Cash Flows	6 - 7

Notes to Consolidated and Combined Financial Statements	8 - 22

Supplementary Information

Schedule of Earnings from Construction Contracts	24

Schedule of Earnings from Completed Contracts	25

Schedule of Earnings from Contracts in Progress	26

Schedule of Selling, General and Administrative Expenses	27

Consolidating and Combining Balance Sheet	28

Consolidating and Combining Statement of Income	29

INDEPENDENT AUDITOR’S REPORT

To the Members

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE

 Aggregates, LLC

Austin, Texas

Opinion

We have audited the accompanying consolidated and combined financial statements of Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC (collectively, the ‘‘Company’’), which comprise the consolidated and combined balance sheet as of September 30, 2024, and the related consolidated and combined statements of income, changes in members’ equity, and cash flows for the year then ended, and the related notes to the consolidated and combined financial statements.

In our opinion, the consolidated and combined financial statements referred to above present fairly, in all material respects, the financial position of Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC as of September 30, 2024, and for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated and combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated and combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated and combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated and combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with auditing standards generally accepted in the United States of America will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated and combined financial statements.

In performing an audit in accordance with auditing standards generally accepted in the United States of America, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the consolidated and combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and combined financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated and combined financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Report on Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the consolidated and combined financial statements as a whole. The supplementary information on pages 24 - 29 is presented for purposes of additional analysis and is not a required part of the consolidated and combined financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated and combined financial statements. The supplementary information has been subjected to the auditing procedures applied in the audit of the consolidated and combined financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated and combined financial statements or to the consolidated and combined financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated and combined financial statements as a whole.

ArmaninoLLP
Austin, Texas

January 13, 2025

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Consolidated and Combined Balance Sheet

September 30, 2024

ASSETS
Current assets
Cash	$10,188,290
Contract receivables, net of allowance for credit losses of $950,000	95,569,046
Costs and estimated earnings on uncompleted contracts in excess of billings	3,580,659
Other assets	1,957,557
Inventory	26,138,380

Total current assets	137,433,932
Related party notes receivable	6,100,000
Operating lease right-of-use assets, net	2,005,658
Goodwill	43,810,085
Fixed assets, net	248,061,640

Total assets	$437,411,315

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities
Accounts payable	$43,559,365
Accrued liabilities	2,097,970
Other payables	2,922,176
Billings in excess of costs and estimated earnings on uncompleted contracts	9,474,338
Line of credit	14,168,194
Related party notes payable	53,712,500
Current portion of long-term debt	27,612,500
Current portion of operating lease liability	634,911

Total current liabilities	154,181,954
Long-term debt, net of current portion	130,933,994
Operating lease liability, net of current portion	1,314,437

Total liabilities	286,430,385
Members’ equity	150,980,930

Total liabilities and members’ equity	$437,411,315

The accompanying notes are an integral part of these consolidated and combined financial statements.

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Consolidated and Combined Statement of Income

For the Year Ended September 30, 2024

Revenues
Contract revenues earned - paving	$447,083,316
Sales - materials	73,883,714

Total revenues	520,967,030

Cost of revenues Cost of contract revenues - paving	351,485,482
Cost of sales - materials	54,116,434

Total cost of revenues	405,601,916
Gross profit	115,365,114
Selling, general, and administrative expenses	24,631,486

Income from operations	90,733,628

Other income (expense)
Other income	1,092,471
Earnings from equity method investments	1,200,000
Net gain on remeasurement of equity interests to fair value	10,253,392
Gain on sale of fixed assets	181,479
Interest expense	(9,679,583)

Total other income (expense), net	3,047,759
Income before provision for income taxes	93,781,387
Provision for income taxes	1,098,525

Net income	$92,682,862

The accompanying notes are an integral part of these consolidated and combined financial statements.

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Consolidated and Combined Statement of Changes in Members’ Equity

For the Year Ended September 30, 2024

Balance, beginning of year	$198,079,318
Distributions	(35,000,000)
Redemption of 20% interest in Asphalt, Inc., LLC (Note 14)	(105,531,250)
Contributions	750,000
Net income	92,682,862

Balance, end of year	$150,980,930

The accompanying notes are an integral part of these consolidated and combined financial statements.

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Consolidated and Combined Statement of Cash Flows

For the Year Ended September 30, 2024

Cash flows from operating activities
Net income
Adjustments to reconcile net income to net cash provided by operating activities	$92,682,862
Depreciation	21,939,485
Gain on sale of fixed assets	(181,479)
Net gain on remeasurement of equity interests to fair value	(10,253,392)
Provision for credit losses	450,000
Earnings from equity method investments	(1,200,000)
Amortization of right-of-use assets	1,367,528
Changes in operating assets and liabilities Contract receivables, net	(18,489,092)
Costs and estimated earnings in excess of costs on uncompleted contracts	(111,495)
Other assets	(1,329,303)
Inventory	(1,186,319)
Accounts payable	11,018,846
Accrued liabilities	34,893
Billings in excess of costs and estimated earnings on uncompleted contracts	2,136,758
Provision for losses on uncompleted contracts	(550,000)
Operating lease liabilities	(3,845,879)

Net cash provided by operating activities	92,483,413

Cash flows from investing activities Proceeds from sale of fixed assets	8,090,150
Cash paid for purchase of fixed assets	(86,655,694)
Cash paid for acquisitions	(50,197,358)
Payments on related party notes payable	57,742,500
Payment for issuance of related party notes receivable	(4,030,000)
Payments received on related party notes receivable	8,725,000

Net cash used in investing activities	(66,325,402)

Cash flows from financing activities Proceeds from line of credit	243,702,685
Payments on lines of credit	(231,034,491)
Proceeds from issuance of long-term debt	4,932,860
Payments on long-term debt	(24,406,019)
Contributions	750,000
Distributions	(35,000,000)

Net cash used in financing activities	(41,054,965)
Net decrease in cash	(14,896,954)
Cash, beginning of year	25,085,244

Cash, end of year	$10,188,290

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Notes to Consolidated and Combined Financial Statements

September 30, 2024

Supplemental disclosures of cash flow information
Cash paid during the year for
Interest	$9,162,310
Income taxes	$1,098,525
Supplemental schedule of noncash investing and financing activities
Noncash recognition of new operating leases	$1,395,278

The accompanying notes are an integral part of these consolidated and combined financial statements.

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Notes to Consolidated and Combined Financial Statements

September 30, 2024

1.	NATURE OF OPERATIONS

Asphalt, Inc., LLC dba Lone Star Paving and ACE Aggregates, LLC, (collectively the “Company”) share common control. Asphalt, Inc., LLC dba Lone Star Paving was organized in the State of Texas on September 18, 2013 and ACE Aggregates, LLC, was organized in the State of Texas in 2017. The Company is primarily engaged in highway and road paving, maintenance and repair of parking lots, rock quarrying, and manufacturing of hotmix and mining of limestone for internal use and sale to third parties.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting and consolidation and combination

The consolidated financial statements present the financial position and results of operations of the Company and its wholly-owned subsidiaries, and have been combined with the results and operations of ACE Aggregates, LLC, which shares common control. All significant intercompany transactions and accounts have been eliminated in the consolidated and combined financial statements. The accompanying consolidated and combined financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Operating cycle

The Company’s work is performed under quantity pricing, fixed-price contracts, and fixed-price contracts modified by incentive and penalty provisions. These contracts are primarily performed under subcontractor agreements. The length of the Company’s contracts varies but is typically less than six months. In accordance with industry practice, contract-related assets and liabilities that are realizable or payable over periods in excess of one year, but within the Company’s normal operating cycle, are recorded as current assets and liabilities.

Use of estimates

The preparation of the consolidated and combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated and combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash consists primarily of cash on deposit.

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Notes to Consolidated and Combined Financial Statements

September 30, 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Contracts receivable

Contracts receivable are recorded on construction contracts and include billed and unbilled amounts for services provided to customers for which the Company has an unconditional right to payment. Billed and unbilled amounts for which payment is contingent on anything other than the passage of time are included in contract assets and contract liabilities on a net basis at the individual contract level.

Retainage for which the Company has an unconditional right to payment that is subject only to the passage of time is included in contracts receivable.

Allowance for credit losses

Financial assets, which potentially subject the Company to credit losses, consist primarily of contract receivables and contract assets. The Company recognizes an allowance for credit losses for financial assets measured at amortized cost to present the net amount expected to be collected as of the balance sheet date in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) 326, Financial Instruments - Credit Losses. Such allowance is based on the credit losses expected to arise over the life of the asset. The allowance for credit losses is based on the Company’s historical losses, the existing economic conditions in the construction industry, and the financial stability of its customers. Amounts are considered past due based on the billing date and are written off after all reasonable collection efforts have been exhausted. Expected recoveries of amounts previously written off, not to exceed the aggregate of the amount previously written off, are included in determining the necessary reserve at the balance sheet date. The allowance for credit losses was $950,000 at September 30, 2024.

Inventory

Inventories consist primarily of stockpiles of rock, sand and gravel, liquid asphalt, supplies, and other materials. Inventories are carried at the lower of cost or net realizable value using the first- in, first-out method.

Fixed assets

Fixed assets are reported at cost less accumulated depreciation, which is generally provided on a straight-line method over the estimated useful lives of the assets. Estimated useful lives range from three to forty years. Significant expenditures, which extend the useful lives of existing assets, are capitalized. Maintenance and repair costs are expensed as incurred.

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Notes to Consolidated and Combined Financial Statements

September 30, 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Business combinations

The Company records business acquisitions in accordance with FASB ASC 805, Business Combination which requires the acquisition purchase price to be allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition dates. The excess of the purchase price over these estimated fair values is recorded to goodwill. Significant estimates and assumptions, including fair value estimates, are used to determine the fair value of assets acquired, liabilities assumed, and contingent consideration transferred as well as the useful lives of long-lived assets acquired. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill based on changes to initial estimates and assumptions. Upon conclusion of the measurement period or final determination of the values of assets acquired and liabilities assumed, whichever comes first, any subsequent adjustments are recorded to operating expenses on the accompanying consolidated and combined statement of operations.

Goodwill

The Company has accounted for goodwill in accordance with the FASB ASC 350, Intangibles - Goodwill and Other. The carrying amount of goodwill is reviewed annually and whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. During the year ending September 30, 2024, the Company did not identify an event or circumstance that indicated the fair value of the Company is below its carrying value.

Long-lived assets - impairments and disposals

The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Any long-lived assets held for disposal are reported at the lower of their carrying amounts or fair value less cost to sell. No impairment provisions were recorded by the Company during the year.

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Notes to Consolidated and Combined Financial Statements

September 30, 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Operating leases

The Company leases land and equipment under various operating leases with terms exceeding one year, exclusive of optional renewal periods, and accounts for these leases in accordance with FASB ASC 842, Leases (“ASC 842”). This guidance requires lessees to recognize a lease liability and a right-of-use asset for all leases, including operating leases, with terms greater than 12 months on its balance sheet. Whether an arrangement contains a lease is evaluated at the inception of the arrangement. The Company estimates its lease liability at the present value of future rent payments required under a lease using its incremental borrowing rate for a term approximating the lease term, exclusive of optional term extensions or terminations. The Company’s right-of-use asset initially is equal to its lease liability, adjusted for any lease incentives received or lease payments made. Rent expense is recorded on a straight-line basis over the term of a lease. At September 30, 2024, the Company does not lease any assets under finance leases. Leases of 12 months or less are not included in the Company’s right-of-use assets and lease liabilities. Rent expense for such leases is recorded on a straight-line basis over the term of the lease.

Revenue and cost recognition

FASB ASC 606, Revenue from Contracts with Customers, (“ASC 606”) requires entities to assess the products or services promised in contracts with customers at contract inception to determine the appropriate unit at which to record revenue, which is referred to as a performance obligation. Revenue is recognized when control of the promised products or services is transferred to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for the products or services.

Revenue from contracts with customers is recognized using the following five steps:

•	Identify the contract(s) with a customer;

•	Identify the performance obligations in the contract;

•	Determine the contract price;

•	Allocate the transaction price to the performance obligations in the contract; and

•	Recognize revenue when (or as) the Company satisfies a performance obligation

The Company’s performance obligations for contracts with customers for asphalt sales do not meet the criteria to be recognized over time, therefore, those performance obligations are recognized at a point-in-time and the related revenue is recognized only when the performance obligation is complete, generally upon delivery to the customer. Revenue from the sale of asphalt is recognized upon delivery of the asphalt to the customer’s transportation unit at the asphalt plant.

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Notes to Consolidated and Combined Financial Statements

September 30, 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue and cost recognition (continued)

The Company’s paving contract costs and related revenues are generally recognized over time as work progresses due to continuous transfer to the customer. Revenues from fixed-price and modified fixed-price construction contracts are recognized on the percentage-of-completion method measured by the cost-to-cost method. This method is used because management considers expended costs to be the best available measure of progress on these contracts.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, equipment rental, supplies, tools, repairs and depreciation costs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the year in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the year in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. Claims are charged against revenues when realization is probable and can be reasonably estimated.

The asset on the accompanying consolidating and combined balance sheet, “Costs and estimated earnings in excess of billings on uncompleted contracts,” represents revenues recognized in excess of amounts billed. The liability on the accompanying consolidated and combined balance sheet, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenues recognized.

Advertising expense

The Company accounts for advertising costs as expenses in the year in which they are incurred. Advertising expense for the year ending September 30, 2024 was $249,234 and is included in selling, general and administrative expenses on the accompanying consolidated and combined statement of income.

Income taxes

The Company is a limited liability company, and such does not incur income taxes directly. Accordingly, all income and expenses flow directly to the members for Federal income tax purposes. Therefore, no provision or liability for current or deferred federal income taxes has been included in these consolidated and combined financial statements. However, the Company is subject to state tax based on the Company’s taxable gross margin.

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Notes to Consolidated and Combined Financial Statements

September 30, 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes (continued)

The FASB ASC, 740-10 Accounting for Uncertainty in Income Taxes clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 requires that a company recognize in its financial statements the impact of tax positions that meet a “more likely than not” threshold, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.

The Company did not identify any uncertain tax positions therefore, no adjustments were made to the consolidated and combined financial statements.

Sales tax

The Company records sales and other taxes collected from customers and subsequently remitted to government authorities as accounts receivable with a corresponding offset to sales tax payable. The Company removes sales tax payable balances from the consolidated and combined balance sheet as cash is collected from the customer and remitted to the tax authority.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and contract receivables. The Company maintains its cash balances in highly rated financial institutions, which at times may exceed federally insured limits. The Company has not experienced any loss relating to cash and cash equivalents in these accounts.

The Company is engaged primarily in highway and road paving, maintenance and repair of parking lots in the Central and South Texas region. Concentrations of credit risk with respect to contract receivables are with property management companies, construction companies and developers. Liens are filed on properties when necessary to assure payment. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral.

One customer represented 25% of the Company’s total revenues and total contract receivables at and as of September 30, 2024, respectively.

The Company purchases a substantial portion of materials from third-party vendors. As of September 30, 2024, one represented 14% of the Company’s total accounts payable. The Company believes there are numerous other suppliers that could be substituted should the supplier become unavailable or non-competitive.

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Notes to Consolidated and Combined Financial Statements

September 30, 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Subsequent events

The Company has evaluated subsequent events occurring after September 30, 2024, the date of the most recent consolidated and combined balance sheet date, through January 13, 2025, the date the consolidated and combined financial statements were issued. See specific subsequent events disclosed in Note 15.

3.	CONTRACT RECEIVABLES

Contract receivables consisted of the following:

Balance at October 1, 2023	$77,924,959
Accounts receivable - trade	83,079,391
Accounts receivable - retention	13,439,655

96,519,046
Allowance for credit losses	(950,000)

$95,569,046

4.	COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Costs and estimated earnings on uncompleted contracts are summarized as follows:

Costs incurred on uncompleted contracts	$240,387,115
Estimated earnings on uncompleted contracts	28,714,470

269,101,585
Less: billings on uncompleted contracts	(274,995,264)

$(5,893,679)

Costs, estimated earnings and billings on uncompleted contracts are included in the accompanying consolidated and combined balance sheet under the following captions:

	Balance at October 1, 2023	Balance at September 30, 2024
Costs and estimated earnings on uncompleted contracts in excess of billings	$3,469,164	$3,580,659
Billings in excess of costs and estimated earnings on uncompleted contracts	(7,337,580)	(9,474,338)

	$(3,868,416)	$(5,893,679)

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Notes to Consolidated and Combined Financial Statements

September 30, 2024

5.	INVENTORY

Inventory consisted of the following:

Raw materials - sand and aggregates	$23,139,121
Raw materials - fluid	2,999,259

$26,138,380

6.	FIXED ASSETS

Fixed assets consisted of the following:

Construction equipment	$80,496,425
Trucks and trailers	44,147,085
Land	89,764,789
Hotmix and mining equipment	109,518,404
Buildings	1,035,215
Computer and office equipment	450,913
Accumulated depreciation	(89,144,604)

236,268,227
Construction in process	11,793,413

$248,061,640

Depreciation expense totaled $21,939,485 for the year and is included in cost of paving and material revenues, and selling, general and administrative expenses on the accompanying consolidated and combined statement of income.

7.	ACQUISITIONS

In November of 2023, the Company completed the asset purchase of an entity engaged in the business of producing, transporting, distributing and selling construction aggregates. The total purchase price was $29,482,625 which was paid in cash. The goodwill arising from the acquisition consists largely of the Company’s efforts to expand operations in Texas. The acquisition has been accounted for as a business combination under ASC 805.

The purchase price was allocated to the assets acquired based on their fair value at the acquisition date which are reflected in the accompanying consolidated and combined balance sheet as follows.

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Notes to Consolidated and Combined Financial Statements

September 30, 2024

7.	ACQUISITIONS (continued)

Allocation of purchase price:

Inventory	$2,804,624
Equipment	5,667,500
Land	17,849,000
Goodwill	3,161,501

$29,482,625

In February 2024, the Company completed the asset purchase of an entity engaged in the business of producing, transporting, distributing and selling hot mix asphalt. The total purchase price was $20,714,733 which was paid in cash. The goodwill arising from the acquisition consists largely of the Company’s efforts to expand operations in Texas. The acquisition has been accounted for as a business combination under ASC 805.

The estimated fair values of assets acquired are provisional and are based on the information that was available as of the acquisition date. The Company believes that information provides a reasonable basis for estimating the fair values of assets acquired, but the company is waiting for additional information necessary to finalize those fair values. Therefore, the provisional measurements of fair value reflected are subject to change and such changes could be significant. The Company expects to finalize the valuation and complete the purchase price allocation as soon as practicable but no later than one year from the acquisition date.

Accordingly, the purchase price was preliminarily allocated to the assets acquired based on their fair value at the acquisition date which are reflected in the accompanying consolidated and combined balance sheet as follows.

Allocation of purchase price:

Inventory	$701,398
Equipment	8,624,835
Land	7,820,000
Goodwill	3,568,500

$20,714,733

8.	LEASES

For the year ended September 30, 2024, operating lease expense was approximately $1,300,000.

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Notes to Consolidated and Combined Financial Statements

September 30, 2024

8.	LEASES (continued)

At September 30, 2024, future minimum payments due under these operating leases agreements were as follows:

Year ending September 30,
2025	$725,258
2026	515,701
2027	435,557
2028	342,346
2029	168,826

2,187,688
Less: discount to present value	(238,340)

$1,949,348

The weighted average remaining lease term was 3.70 years and the weighted average discount rate was 5.90% as of September 30, 2024.

9.	LINES OF CREDIT

The Company entered into a $40 million line of credit with a bank that expires in November 2026. On June 20, 2024, an amendment was entered into on this note to temporarily increase the principal amount to $60,000,000 for the period from June 20, 2024 through and including October 31, 2024. After November 1, 2024, the aggregate principal amount will reduce to $35,000,000. Bank advances on the credit line are payable on demand and carry an interest rate at 2.0% above Secured Overnight Financing Rate (SOFR) Average, which was 5.16% at September 30, 2024. The line is secured by substantially all assets of the Company. There was a balance of $13,668,194 on the line of credit as of September 30, 2024.

The Company also entered into a $1 million line of credit with a bank that expired on September 19, 2024. Effective December 6, 2023, the line of credit expiration date was amended to September 30, 2025 and effective May 9, 2024, the principal amount was increased to $10 million. Bank advances on the credit line are payable on demand and carry an interest rate at 4.10%. The line is secured by substantially all assets of the Company. There was a balance of $500,000 on the line of credit as of September 30, 2024.

Interest expense for the line of credit totaled $1,446,675 for the year ended September 30, 2024 and is included in interest expense on the accompanying consolidated and combined statement of income.

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Notes to Consolidated and Combined Financial Statements

September 30, 2024

10.	LONG-TERM DEBT

Long-term debt consisted of the following:

Note payable to a finance company with principal plus interest due in 60 monthly installments of $440,000 bearing an interest rate of 3.69%, secured by equipment, guaranteed by certain members of the Company.	$3,080,000
Note payable to a finance company with principal plus interest due in 60 monthly installments of $250,000 bearing an interest rate of 3.57%, secured by equipment.	5,250,000
Note payable to a finance company with principal plus interest due in 60 monthly installments of $125,000 bearing an interest rate of 3.57%, secured by equipment.	3,125,313
Note payable to a finance company with principal plus interest due in 60 monthly installments of $200,008 bearing an interest rate of 5.99%, secured by equipment.	8,000,334
Note payable to an individual with principal plus interest due in 84 monthlyinstallments of $39,383 bearing an interest rate of 8.50%.	1,970,599
Note payable to an individual with principal plus interest due in 84 monthly installments of $39,282 bearing an interest rate of 8.50%.	1,970,599
Note payable to a limited liability company with principal plus interest due in 84 monthly installments of $143,474 bearing an interest rate of 8.50%.	7,086,389
Note payable to a bank with principal plus interest due in monthly payments of $159,000, a balloon payment for the full amount due in October 2028,bearing an interest rate of 3.00%.	26,924,019
Note payable to a limited liability company with principal plus interest due in 84 monthly payments of $39,044, bearing an interest rate of 8.50%.	2,340,222
Note payable to a limited liability company with principal plus interest due in 84 monthly payments of $31,417, bearing an interest rate of 8.50%.	1,566,458
Note payable to a bank with principal plus interest due in monthly payments of $173,878, bearing an interest rate of 7.77%.	5,531,878
Note payable to a bank with principal plus interest due in monthly payments of $37,945, bearing an interest rate of 7.90%.	1,355,965
Note payable to a bank with principal plus interest due in monthly payments of $50,750, bearing an interest rate of 7.53%.	2,204,299
Note payable to a finance company with principal plus interest due in 60 monthly installments of $185,945, bearing an interest rate of 7.16%.	10,784,814

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Notes to Consolidated and Combined Financial Statements

September 30, 2024

10.	LONG-TERM DEBT (continued)

Note payable to a bank with principal plus interest due in monthly payments of $47,230, bearing an interest rate of 6.35%.	9,351,618
Note payable to a bank with principal plus interest due in monthly payments of $219,413, bearing an interest rate of 6.35%.	43,443,821
Note payable to a bank with principal plus interest due in monthly payments of $50,750, bearing an interest rate of 7.53%.	13,388,427
Note payable to a bank with principal plus interest due in monthly payments of $50,750, bearing an interest rate of 7.53%.	7,234,168
Note payable to a bank with principal plus interest due in monthly payments of $45,650, bearing an interest rate of 4.10%.	1,278,200
Note payable to a finance company with principal plus interest due in 60 monthly installments of $41,675, bearing an interest rate of 6.74%.	1,667,000
Note payable to a related party with principal plus interest due in annual payments of $14,886, a balloon payment for the full unpaid amount due December 31, 2027, bearing an interest rate of 1.50%.	992,371

158,546,494
Current portion	(27,612,500)

$130,933,994

The future maturities of the long-term debt are as follows:

Year ending September 30,
2025	$27,612,500
2026	24,620,061
2027	21,820,020
2028	36,411,652
2029	47,264,467
Thereafter	817,794

158,546,494

Current portion	(27,612,500)

$130,933,994

Interest expense for the long-term debt obligations totaled $8,232,908 for the year ended September 30, 2024 and is included in interest expense on the accompanying consolidated and combined statement of income.

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Notes to Consolidated and Combined Financial Statements

September 30, 2024

11.	MEMBERS’ CAPITAL

Members’ capital consists of membership units. As of September 30, 2024, there are 384,637 membership units issued and outstanding. No additional membership units in the Company may be issued in the absence of the affirmative vote of the members holding at least 85% of the units.

Distributions are paid based on the respective membership interest. Distributions of $35,000,000 were paid in the year ending September 30, 2024. Contributions of $750,000 were received.

Management of the Company shall be performed by the Operating Manager. The Operating Manager may be removed as a manager upon the affirmative vote of the Members holding at least 85% of the units.

12.	COMMITMENTS AND CONTINGENCIES

Legal proceedings

The Company carries a broad range of insurance coverage, including general liability, workers’ compensation and an umbrella policy.

In the normal course of business, the Company is subject to various litigation; however, there are no legal proceedings pending against the Company that would have a material adverse effect on the financial position or results of operations of the Company.

13.	RETIREMENT PLAN

The Company maintains a 401(k) defined contribution plan for its qualified employees. The 401(k) plan allows eligible employees to defer a portion of their annual compensation. The Company provides matching contributions and contributions to this plan are discretionary. Contributions to the plan totaled $1,666,145 for the year ending September 30, 2024.

14.	RELATED PARTY TRANSACTIONS

The Company was invested in two partnerships recorded under the equity method of accounting which sell readymix concrete and precast in Central Texas. In June of 2024, the Company purchased the remaining equity membership interests of the partnerships via a step acquisition, resulting in 100% ownership of both Partnerships. The Company remeasured its equity method interest to fair value, resulting in a net gain of $10,253,392. Simultaneously, certain assets of the partnership were exchanged with a member for the redemption of 20% ownership in Asphalt, Inc., LLC totaling $105,531,250.

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Notes to Consolidated and Combined Financial Statements

September 30, 2024

14.	RELATED PARTY TRANSACTIONS (continued)

The Company engages in business transactions with entities that have common minority ownership and/or employees. These activities include construction projects, subcontractor work, trucking, rent and royalties. The Company does not guarantee any of the liabilities of these entities. Additionally, the Company and these entities have no common primary beneficiary. Amounts due from and to these entities at September 30, 2024 were approximately $420,000 and $1,720,000, respectively. Amounts received from and paid to these entities during the year ended September 30, 2024 were approximately $1,560,000 and $9,420,000, respectively.

On December 31, 2023 the Company issued two notes receivable to related entities totaling $3,100,000. The notes bear interest at 3.5%, and interest-only payments are payable annually, with principal due December 31, 2028. On December 31, 2023, the Company issued a note receivable to a related entity totaling $4,800,000. The note bears interest at 5.0%, and interest and principal payments are payable monthly, with a maturity date of January 1, 2049. On December 1, 2023, the Company issued a note receivable to a related entity totaling $2,735,000. The note bears interest at 5.0%, and interest-only payments are payable monthly through December 31, 2024. Beginning January 1, 2025, principal and interest payments are payable monthly, with a maturity date of December 1, 2028. These notes are included in related party notes receivable on the accompanying consolidated and combined balance sheet, along with various existing notes receivables from related entities. The existing notes bear interest at 1.5%, and interest-only payments are payable annually, with principal due December 30, 2026. Outstanding balances on the related party notes receivable totaled $6,100,000 as of September 30, 2024. Interest income on these notes for the year ended September 30, 2024 totaled approximately $377,000 and is recorded in Other income on the accompanying consolidated and combined financial statements.

In January 2024, the Company purchased a 1,089 acre parcel of land from a related party for approximately $36,000,000 through a combination of cash and financing with a note payable to a bank with principal plus interest due in monthly payments of $47,230, bearing an interest rate of 6.35%.

On June 28, 2024, the Company issued nine notes payable to related parties totaling $57,742,500. These notes bear interest at 6.0% and are payable in a lump sum due January 1, 2025. During the year ended September 30, 2024, the Company made early payments on these notes totaling $4,030,000.

15.	SUBSEQUENT EVENTS

On October 17, 2024 the Company acquired all outstanding membership units of ACE Aggregates, LLC. The purchase price was $55,000,000 and consisted of a cash payment to members of $45,406,604 and the payoff of existing loans and fees totaling $9,593,396.

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Notes to Consolidated and Combined Financial Statements

September 30, 2024

15.	SUBSEQUENT EVENTS (continued)

On November 1, 2024 all outstanding membership units of the Company were acquired by Construction Partners, Inc. The aggregate consideration delivered at the closing of the acquisition consisted of (i) $654.2 million in cash and 3,000,000 shares of Class A common stock having an aggregate fair market value of approximately $238.9 million at closing. In addition, the acquiring party agreed to (i) pay cash to the selling unit holders in an amount equal to the working capital remaining in the Company at closing, as finally determined (subject to adjustments and offsets to satisfy certain indemnification obligations and any purchase price overpayments), to be paid out in quarterly installments over four quarters following the closing and (ii) purchase from the selling unit holders for $30 million in cash an entity that owns certain real property following receipt of specified operational entitlements by such entity.

SUPPLEMENTARY INFORMATION

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Schedule of Earnings from Construction Contracts

For the Year Ended September 30, 2024

	Revenues Earned	Cost of Revenues Earned	Gross Profit
Contracts in progress at year end	217,100,147	191,164,105	25,936,042
Contracts Completed during the period	229,983,169	160,321,377	69,661,792

	447,083,316	351,485,482	95,597,834

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Schedule of Earnings from Completed Contracts

For the Year Ended September 30, 2024

	Total Contract		Contract Totals			Before October 1, 2023			Period Ended September 30, 2024
Job Name	Contract Price	Gross Profit	Revenues Earned	Cost of Revenues	Gross Profits (Loss)	Revenues Earned	Cost of Revenues	Gross Profits (Loss)	Revenues Earned	Cost of Revenues	Gross Profits (Loss)
52647	$23,803,210	$4,835,595	$23,803,210	$18,967,615	$4,835,595	$23,617,063	$18,868,059	$4,749,004	$186,147	$99,556	$86,591
75284	17,371,584	1,676,022	17,371,584	15,695,562	1,676,022	17,265,751	15,652,464	1,613,287	105,833	43,098	62,735
129284	15,379,536	1,270,285	15,379,536	14,109,251	1,270,285	15,282,214	14,109,185	1,173,029	97,321	65	97,256
75519	15,288,522	2,158,231	15,288,522	13,130,291	2,158,231	11,281,307	9,069,760	2,211,547	4,007,215	4,060,531	(53,316)
53716	10,514,519	1,921,591	10,514,519	8,592,929	1,921,591	1,290,414	1,143,640	146,773	9,224,106	7,449,288	1,774,818
53186	7,367,579	1,686,034	7,367,579	5,681,546	1,686,034	7,074,176	5,624,322	1,449,854	293,403	57,223	236,179
75359	6,957,351	105,292	6,957,351	6,852,059	105,292	5,554,872	5,798,874	(244,002)	1,402,479	1,053,185	349,294
131476	6,900,057	(61,530)	6,900,057	6,961,587	(61,530)	6,596,122	6,586,694	9,428	303,935	374,893	(70,958)
75453	6,687,091	(239,240)	6,687,091	6,926,330	(239,240)	4,957,858	4,944,743	13,115	1,729,233	1,981,587	(252,355)
53328	6,623,533	244,315	6,623,533	6,379,218	244,315	4,295,175	4,226,175	69,000	2,328,358	2,153,043	175,315
53304	5,846,641	405,591	5,846,641	5,441,050	405,591	4,229,267	3,915,587	313,679	1,617,374	1,525,462	91,912
52526	5,624,145	681,936	5,624,145	4,942,209	681,936	3,216,096	2,995,103	220,993	2,408,049	1,947,106	460,943
133126	5,352,457	815,438	5,352,457	4,537,019	815,438	2,194,520	2,020,865	173,655	3,157,937	2,516,154	641,784
131158	3,666,994	646,720	3,666,994	3,020,274	646,720	3,507,290	2,899,416	607,874	159,704	120,858	38,845
53625	3,575,759	357,706	3,575,759	3,218,053	357,706	3,225,303	3,068,168	157,135	350,456	149,885	200,571
52705	3,409,153	(70,159)	3,409,153	3,479,312	(70,159)	3,348,994	3,479,312	(130,318)	60,159	—	60,159
52958	3,271,032	342,815	3,271,032	2,928,217	342,815	3,135,375	2,928,217	207,159	135,657	—	135,657
66164	3,146,401	625,634	3,146,401	2,520,767	625,634	—	—	—	3,146,401	2,520,767	625,634
131297	3,017,207	471,993	3,017,207	2,545,214	471,993	1,819,355	1,670,379	148,977	1,197,852	874,836	323,016
75873	2,980,238	157,564	2,980,238	2,822,674	157,564	2,235,249	2,123,263	111,986	744,989	699,411	45,578
52058	2,819,894	1,246,931	2,819,894	1,572,963	1,246,931	2,662,279	1,440,315	1,221,964	157,615	132,648	24,967
53956	2,635,047	616,942	2,635,047	2,018,104	616,942	—	—	—	2,635,047	2,018,104	616,942
131159	2,587,261	75,911	2,587,261	2,511,350	75,911	1,215,921	1,157,225	58,696	1,371,340	1,354,125	17,215
53368	2,560,374	349,779	2,560,374	2,210,595	349,779	—	—	—	2,560,374	2,210,595	349,779
Small Jobs	401,954,295	93,112,751	401,954,296	308,841,546	93,112,750	211,352,110	181,862,590	29,489,520	190,602,186	126,978,956	63,623,230

	$569,339,880	$113,434,146	$569,339,881	$455,905,735	$113,434,146	$339,356,712	$295,584,358	$43,772,354	$229,983,169	$160,321,377	$69,661,792

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Schedule of Earnings from Contracts in Progress

For the Year Ended September 30, 2024

	Total Contract			Contract Totals			At September 30, 2024		Before October 1, 2023			Period Ended September 30, 2024
Job Name	Contract Price	Estimated Gross Profit (loss)	Billed to Date	Cost to Date	Total Estimated Costs	Earned Profit (loss) to Date	Costs in Excess Billings	Billings in Excess Costs	Revenues Earned	Cost of Revenues	Gross Profit (loss)	Revenues Earned	Cost of Revenues	Gross Profits (Loss)
53317	$72,287,560	$4,424,208	$8,895,544	$6,512,286	$67,863,352	$424,555	$—	$1,958,703	$5,724,554	$5,263,344	$461,210	$1,212,286	$1,248,942	$(36,655)
54011	46,881,522	4,699,471	17,842,205	14,352,778	42,182,051	1,599,032	—	1,890,395	—	—	—	15,951,810	14,352,778	1,599,032
134005	43,333,410	3,918,755	8,024,888	7,287,617	39,414,655	724,563	—	12,709	—	—	—	8,012,180	7,287,617	724,563
53661	39,545,290	4,467,834	34,778,495	30,161,935	35,077,456	3,841,742	—	774,817	1,120,522	1,074,773	45,749	32,883,156	29,087,163	3,795,993
133269	34,412,552	2,722,867	5,334,750	4,238,016	31,689,685	364,142	—	732,592	—	—	—	4,602,158	4,238,016	364,142
134113	26,358,888	3,732,595	—	115,552	22,626,293	19,062	134,614	—	—	—	—	134,614	115,552	19,062
132059	25,098,749	2,110,837	18,504,323	16,565,623	22,987,913	1,521,118	—	417,582	10,428,617	9,816,028	612,589	7,658,124	6,749,595	908,529
134074	24,306,099	1,878,847	236,251	194,687	22,427,251	16,310	—	25,255	—	—	—	210,997	194,687	16,310
130293	23,757,466	974,520	14,570,857	15,215,126	22,782,946	650,813	1,295,083	—	9,282,835	9,616,224	(333,389)	6,583,105	5,598,902	984,203
52937	22,590,395	469,588	10,310,424	9,879,085	22,120,807	209,716	—	221,623	4,688,098	4,575,651	112,447	5,400,704	5,303,434	97,270
133125	21,145,235	3,234,701	20,291,672	17,190,397	17,910,535	3,104,641	3,366	—	117,733	110,293	7,440	20,177,306	17,080,105	3,097,201
134162	17,623,164	2,670,183	929,632	853,124	14,952,981	152,344	75,836	—	—	—	—	1,005,468	853,124	152,344
132288	11,204,959	1,810,629	3,028,251	2,760,771	9,394,331	532,101	264,621	—	633,350	545,508	87,842	2,659,522	2,215,263	444,259
54013	9,935,017	1,446,472	9,924,067	8,488,545	8,488,545	1,446,472	10,950	—	—	—	—	9,935,017	8,488,545	1,446,472
53970	9,884,430	1,171,567	9,443,758	8,311,991	8,712,863	1,117,664	—	14,103	—	—	—	9,429,655	8,311,991	1,117,664
131321	9,402,311	227,624	7,993,535	8,159,007	9,174,686	202,425	367,897	—	3,433,173	3,171,764	261,410	4,928,258	4,987,243	(58,985)
52876	8,798,010	598,952	7,704,070	7,102,635	8,199,058	518,857	—	82,578	3,534,023	3,505,314	28,709	4,087,469	3,597,321	490,148
131362	8,622,925	2,036,346	6,458,220	4,750,808	6,586,579	1,468,788	—	238,624	3,737,339	3,028,405	708,934	2,482,258	1,722,403	759,854
54012	8,090,188	845,116	7,564,094	6,774,530	7,245,073	790,228	664	—	—	—	—	7,564,758	6,774,530	790,228
53631	7,922,860	764,849	3,602,682	2,914,163	7,158,011	311,385	—	377,134	—	—	—	3,225,548	2,914,163	311,385
75953	7,181,536	474,217	2,046,047	1,996,273	6,707,319	141,139	91,365	—	—	—	—	2,137,412	1,996,273	141,139
54041	6,556,070	245,585	1,738,734	1,543,025	6,310,485	60,050	—	135,659	—	—	—	1,603,075	1,543,025	60,050
53517	6,411,102	522,589	4,101,133	3,650,974	5,888,513	324,014	—	126,146	1,219,225	1,138,468	80,757	2,755,762	2,512,506	243,257
133196	6,343,963	516,196	750,779	621,995	5,827,767	55,093	—	73,691	—	—	—	677,089	621,995	55,093
53828	6,253,991	385,763	3,717,293	3,367,021	5,868,229	221,340	—	128,932	33,398	33,213	185	3,554,962	3,333,808	221,155
134105	6,140,613	610,779	491,636	391,903	5,529,833	43,286	—	56,447	—	—	—	435,189	391,903	43,286
134001	5,670,349	491,830	1,707,002	1,510,339	5,178,519	143,444	—	53,219	—	—	—	1,653,784	1,510,339	143,444
53969	5,571,501	720,181	5,246,001	4,542,500	4,851,320	674,336	—	29,165	—	—	—	5,216,837	4,542,500	674,336
54042	5,366,852	132,647	1,803,466	2,194,186	5,234,205	55,606	446,326	—	—	—	—	2,249,792	2,194,186	55,606
134002	5,349,116	339,468	513,507	466,324	5,009,648	31,599	—	15,584	—	—	—	497,923	466,324	31,599
54269	5,079,255	216,620	—	28,677	4,862,636	1,277	29,954	—	—	—	—	29,954	28,677	1,277
53419	4,737,365	266,596	2,140,279	1,769,081	4,470,769	105,492	—	265,706	264,696	258,494	6,202	1,609,877	1,510,587	99,290
54285	4,582,540	166,612	764,789	563,426	4,415,928	21,258	—	180,105	—	—	—	584,684	563,426	21,258
52947	4,443,939	183,810	3,198,621	3,109,379	4,260,129	134,159	44,917	—	1,804,417	1,703,841	100,576	1,439,121	1,405,538	33,583
54078	4,066,964	1,043,808	3,913,578	2,883,554	3,023,156	995,607	—	34,416	—	—	—	3,879,161	2,883,554	995,607
54014	4,021,270	333,471	3,904,516	3,586,799	3,687,799	324,338	6,621	—	—	—	—	3,911,137	3,586,799	324,338
54217	3,848,917	190,400	—	22,565	3,658,517	1,174	23,739	—	—	—	—	23,739	22,565	1,174
54061	3,625,474	278,459	776,434	660,147	3,347,015	54,922	—	61,365	—	—	—	715,069	660,147	54,922
53562	3,575,591	645,646	2,590,157	2,081,193	2,929,945	458,614	—	50,351	51,499	48,944	2,555	2,488,307	2,032,249	456,058
53879	3,505,118	361,236	2,044,558	1,747,273	3,143,882	200,764	—	96,522	—	20,962	(20,962)	1,948,037	1,726,311	221,726
134106	3,118,032	371,091	484,004	322,057	2,746,941	43,508	—	118,440	—	—	—	365,565	322,057	43,508
133118	2,875,857	179,250	2,329,756	2,233,623	2,696,607	148,474	52,341	—	177,832	164,017	13,816	2,204,265	2,069,607	134,659
53401	2,850,414	363,198	1,435,466	1,212,664	2,487,216	177,080	—	45,721	35,829	32,182	3,647	1,353,916	1,180,482	173,433
76142	2,659,959	83,476	—	122,577	2,576,483	3,971	126,548	—	—	—	—	126,548	122,577	3,971
53769	2,619,329	150,865	587,913	488,490	2,468,464	29,855	—	69,568	—	—	—	518,345	488,490	29,855
54192	2,147,035	203,607	2,147,035	1,823,428	1,943,428	191,035	—	132,572	—	—	—	2,014,463	1,823,428	191,035
134015	2,108,498	193,597	1,194,250	1,080,765	1,914,901	109,265	—	4,220	—	—	—	1,190,030	1,080,765	109,265
76055	2,105,542	163,184	71,745	65,226	1,942,357	5,480	—	1,039	—	—	—	70,706	65,226	5,480
131133	2,089,006	(7,012)	1,572,292	1,616,502	2,096,018	(5,408)	38,802	—	943,313	908,079	35,235	667,781	708,424	(40,643)
Small Jobs	48,012,764	7,252,981	28,286,553	22,856,474	40,759,783	4,947,737	567,014	1,049,357	4,770,987	4,207,510	563,477	23,033,226	18,648,966	4,384,260

	$644,118,993	$61,286,110	$274,995,264	$240,387,115	$582,832,883	$28,714,470	$3,580,659	$9,474,338	$52,001,440	$49,223,012	$2,778,428	$217,100,147	$191,164,105	$25,936,042

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Schedule of Selling, General and Administrative Expenses

For the Year Ended September 30, 2024

Advertising and promotion	$249,234
Auto and trucks	43,383
Bank charges	606,403
Bad debt	448,975
Computer and internet	901,537
Depreciation	62,960
Dues and subscriptions	620,070
Other	397,803
Insurance	1,572,562
Meals and entertainment	1,675,717
Office supplies	1,296,771
Payroll and benefits	14,050,682
Professional fees	447,522
Rent	865,646
Retirement	383,006
Taxes and permits	570,088
Utilities	439,127

$24,631,486

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Consolidated and Combining Balance Sheet

September 30, 2024

	Lone Star Paving Company	Pelican Asphalt Company, LLC	Lone Star Materials & LLC Asphalt,	Lone Star Assets Investment Holdings	Burnet Land Investments	Consolidation Eliminations	Consolidated	ACE Aggregates, LLC	Combination Eliminations	Consolidated and Combined
Assets
Cash	$2,074,708	$—	$1,929,296	$4,921,120	$176,392	$—	$9,101,516	$1,086,774	$—	$10,188,290
Contract receivables	93,505,972	—	2,315,477	—	—	(2,485,701)	93,335,748	2,388,251	(154,953)	95,569,046
Costs and estimated earnings on uncompletedcontracts in excess of billings	3,580,659	—	—	—	—	—	3,580,659	—	—	3,580,659
Other assets	—	—	—	1,957,557	—	—	1,957,557	—	—	1,957,557
Inventory	24,038,131	—	—	—	—	—	24,038,131	2,100,249	—	26,138,380
Related party notes receivable	—	—	—	10,835,000	—	—				6,100,000
Related party investments	66,000,000	—	—	6,025,000	—	(68,500,000)	10,835,000	—	(4,735,000)	—
							3,525,000	—	(3,525,000)
Operating lease right-of-use assets, net	2,005,658	—	—	—	—	—	2,005,658	—	—	2,005,658
Goodwill	20,846,765	10,483,699	4,779,621	—	—	—	36,110,085	7,700,000	—	43,810,085
Fixed assets, net	197,965,732	13,128,308	13,625,461	—	11,442, 10	—	236,161,511	11,900,129	—	248,061,640

Total Assets	$410,017,625	$23,612,007	$22,649,855	$23,738,677	$11,618,402	$(70,985,701)	$420,650,865	$25,175,403	$(8,414,953)	$437,411,315

Liabilities and Equity
Accounts payable	$43,122,117	$—	$1,070,800	$1,215,349	$—	$(2,485,701)	$42,922,565	$791,753	$(154,953)	$43,559,365
Accrued liabilities	1,218,138	—	243,159	268,562	—	—	1,729,859	368,111	—	2,097,970
Other payables	—	—	—	2,922,176	—	—	2,922,176	—	—	2,922,176
Billings in excess of cost and estimated earningson uncompleted contracts	9,474,338	—	—	—	—	—	9,474,338	—	—	9,474,338
Line of credit	13,668,194	—	—	—	—	—	13,668,194	500,000	—	14,168,194
Related party notes payable	—	—	—	53,712,500	—	—	53,712,500	—	—	53,712,500
Current portion of long-term debt	23,800,000	—	2,800,000	—	—	—	26,600,000	1,012,500	—	27,612,500
Current portion of operating lease liability	634,911	—	—	—	—	—	634,911	—	—	634,911
Long term debt, net of current portion	117,810,099	—	10,198,824	—	—	—	128,008,923	7,660,071	(4,735,000)	130,933,994
Operating lease liabilities, net of current portion	1,314,437	—	—	—	—	—	1,314,437	—	—	1,314,437
Equity	198,975,391	23,612,007	8,337,072	(34,379,910)	11,618,402	(68,500,000)	139,662,962	14,842,968	(3,525,000)	150,980,930

Total Liabilities and Equity	$410,017,625	$23,612,007	$22,649,855	$23,738,677	$11,618,402	$(70,985,701)	$420,650,865	$25,175,403	$(8,414,953)	$437,411,315

Asphalt, Inc., LLC dba Lone Star Paving Company and ACE Aggregates, LLC

Consolidating and Combining Statement of Income

For the Year Ended September 30, 2024

	Lone Star Paving Company	Pelican Asphalt Company, LLC	Lone Star Materials & LLC Asphalt,	Lone Star Assets Investment Holdings	Burnet Land Investments	Consolidation Eliminations	Consolidated	ACE Aggregates, LLC	Combination Eliminations	Consolidated and Combined
Revenues
Contract revenues earned - Paving	$447,083,318	$—	$27,991,389	$—	$—	$(27,991,391)	$447,083,316	$—	$—	$447,083,316
Sales - materials	60,261,978	—	—	—	—	—	60,261,978	13,621,736	—	73,883,714

Total revenues	507,345,296	—	27,991,389	—	—	(27,991,391)	507,345,294	13,621,736	—	520,967,030

Costs and expenses
Costs of contract revenues - paving	(354,893,070)	(500,865)	(24,082,938)	—	—	27,991,391	(351,485,482)	—	—	(351,485,482)
Cost of sales - materials	(44,999,495)	—	—	—		—	(44,999,495)	(9,116,939)	—	(54,116,434)

Total cost of sales	(399,892,565)	(500,865)	(24,082,938)	—	—	27,991,391	(396,484,977)	(9,116,939)	—	(405,601,916)

Gross Profit	107,452,731	(500,865)	3,908,451	—	—	—	110,860,317	4,504,797	—	115,365,114
Selling, general, and administrative expenses	(20,394,628)	—	(2,430,600)	(4,000)	—	—	(22,829,228)	(1,802,258)	—	(24,631,486)

Income from operations	87,058,103	(500,865)	1,477,851	(4,000)	—	—	88,031,089	2,702,539	—	90,733,628
Other income (expense)
Other income	226,111	—	11,402	532,788	—	—	770,301	322,170	—	1,092,471
Earnings from equity method investments	—	—	—	1,200,000	—	—	1,200,000	—	—	1,200,000
Net gain on remeasurement of equity interests tofair value	—	—	—	10,253,392	—	—	10,253,392		—	10,253,392
Gain on sale of fixed assets	110,492	—	70,987	—	—	—	181,479	—	—	181,479
Interest expense	(7,188,743)	—	(1,154,270)	(830,842)	—	—	(9,173,855)	(505,728)	—	(9,679,583)

Total other income (expense)	(6,852,140)	—	(1,071,881)	11,155,338	—	—	3,231,317	(183,558)	—	3,047,759

Income before provision for income taxes	80,205,963	(500,865)	405,970	11,151,338	—	—	91,262,406	2,518,981	—	93,781,387
Provision for income taxes	(1,098,525)	—	—	—	—	—	(1,098,525)	—	—	(1,098,525)

Net Income (loss)	$79,107,438	$(500,865)	$405,970	$11,151,338	$—	$—	$90,163,881	$2,518,981	$—	$92,682,862